Exhibit 99.1

INTRICON REPORTS 2014 FIRST-QUARTER RESULTS

Total Revenues Increase 23 Percent Over Prior Year; Medical Up 33 Percent; Company Posts Strong Income from Continuing Operations

ARDEN HILLS, Minn. — April 21, 2014 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced financial results for its first quarter ended March 31, 2014.

First Quarter Highlights:

•	Net sales of $17.3 million represented the strongest quarter in more than five years;
•	Gross margins of 27.6 percent rose from 25.5 percent in the sequential 2013 fourth quarter and 26.7 percent in the prior-year period;
•	IntriCon achieved income from continuing operations of $787,000, a significant increase from $135,000 in the sequential 2013 fourth-quarter and a net loss of $23,000 in the prior year period;
•	The company reduced bank debt $962,000 during the first quarter, and;
•	Significant progress was made in building infrastructure to support IntriCon’s value hearing health initiatives.

First-Quarter Financial Results

For the 2014 first quarter, the company reported net sales of $17.3 million, a 22.5 percent increase from $14.1 million in the prior-year period. IntriCon had net income of $517,000, or $0.09 per diluted share, compared to a net loss of $471,000, or $0.08 per diluted share, for the 2013 first quarter.

The company reported net income from continuing operations of $787,000, or $0.14 per diluted share, in the 2014 first quarter versus a net loss of $23,000, or $0.00 per diluted share, in the prior-year period. Results from discontinued operations in the 2014 first quarter were a net loss of $270,000, or $0.05 per diluted share, versus a net loss of $448,000, or $0.08 per diluted share, in the prior-year period. Included in the 2014 first-quarter discontinued operations net loss was a loss of $120,000, or $0.02 per diluted share, from the sale of IntriCon Tibbetts Corporation, the company’s wholly owned subsidiary based in Camden, Maine.

“We are very pleased with our first-quarter performance—we delivered double-digit top-line gains across all of our businesses and returned to profitability,” said Mark S. Gorder, president and chief executive officer of IntriCon. “With our restructuring plan behind us and its significant cost reductions, we’re focused on driving business with our key medical and hearing health customers, and pursuing our highest potential growth opportunities: value hearing health and medical biotelemetry.

(more)

IntriCon Corporation 2014 First-Quarter Results

April 21, 2014

“For the third consecutive quarter we recorded sequential growth in sales, gross profit margins and profitability from continuing operations. Once again, the strong rise in our medical business stemmed from the continuing ramp of Medtronic’s 530G insulin pump system. Additionally, we saw increased order activity from hi HealthInnovations, and we anticipate measured increases for the remainder of the year to meet demand.”

Gross profit margins increased to 27.6 percent from 26.7 percent for the prior-year first quarter, and also rose sequentially from 25.5 percent in the 2013 fourth quarter. The gains were primarily due to volume increases and cost reductions generated from the global restructuring plan, partially offset by a less favorable sales mix.

Business Update

Sales in IntriCon’s medical business rose 33 percent in the 2014 first quarter compared to the year-ago period. As previously disclosed, IntriCon’s largest customer, Medtronic, received FDA approval for their MiniMed 530G insulin pump in September 2013. IntriCon expects medical sales to remain strong in 2014 as Medtronic fulfills marketplace demand for the MiniMed 530G.

Hearing health sales also grew during the quarter, rising 12 percent from the prior-year quarter chiefly due to strong device sales, including those into the personal sound amplifier products (PSAP) channel. Additionally, the company saw solid growth in hearing aid device sales to hi HealthInnovations.

Said Gorder, “As we’ve noted previously, sales growth within the conventional hearing health channel continues to be hampered by high device costs, distribution inconveniences and retail consolidation. We believe that there’s significant opportunity in alternative care models such as the value hearing aid channel and PSAP channel. And to capitalize on these opportunities, we continue to concentrate efforts in the value hearing health space and we’re aggressively pursuing larger customers.”

Professional audio sales rose 12 percent from the prior-year period. IntriCon will continue to leverage its core technology in professional audio to support existing customers, as well as pursue related hearing health and medical product opportunities.

(more)

IntriCon Corporation 2014 First-Quarter Results

April 21, 2014

Looking Ahead

Concluded Gorder, “With a return to profitability and a favorable outlook from our major customers, we’re on track to continue to deliver strong performance in 2014. Our targeted focus going forward is aggressively driving our two largest growth opportunities: value hearing health and medical biotelemetry. Over the coming months, we will continue to build the necessary infrastructure to support our value hearing health initiative, ultimately positioning IntriCon to secure large opportunities in the marketplace.”

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Monday, April 21, 2014, beginning at 4:00 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review first-quarter performance and discuss the company’s strategies. To join the conference call, dial:

1-888-523-1225 and provide the conference ID number 9707055 to the operator.

A replay of the conference call will be available three hours after the call ends through 7:00 p.m. CT on Monday, May 5, 2014. To access the replay, dial 1-888-203-1112 and enter passcode: 9707055.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better connected devices. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

(more)

IntriCon Corporation 2014 First-Quarter Results

April 21, 2014

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At PadillaCRT:
Scott Longval, CFO	Matt Sullivan
651-604-9526	612-455-1709
slongval@intricon.com	matt.sullivan@padillacrt.com

(more)

IntriCon Corporation 2014 First-Quarter Results

April 21, 2014

INTRICON CORPORATION

Consolidated Condensed Statements of Operations

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,	March 31,
	2014	2013
	(Unaudited)	(Unaudited)

Sales, net	$17,310	$14,126
Cost of sales	12,537	10,357
Gross profit	4,773	3,769

Operating expenses:
Sales and marketing	1,007	892
General and administrative	1,624	1,560
Research and development	1,168	1,229
Restructuring charges	83	—
Total operating expenses	3,882	3,681
Operating income	891	88

Interest expense	(138)	(153)
Equity in (loss) of partnerships	(49)	(58)
Other income	109	90
Income (loss) from continuing operations before income taxes and discontinued operations	813	(33)

Income tax expense	26	(10)
Income (loss) before discontinued operations	787	(23)
Loss on sale of discontinued operations	(120)	—
Loss from discontinued operations, net of income taxes	(150)	(448)
Net income (loss)	$517	$(471)

Basic income (loss) per share:
Continuing operations	$0.14	$(0.00)
Discontinued operations	(0.05)	(0.08)
Net income (loss) per share:	$0.09	$(0.08)

Diluted income (loss) per share:
Continuing operations	$0.14	$(0.00)
Discontinued operations	(0.05)	(0.08)
Net income (loss) per share:	$0.09	$(0.08)

Average shares outstanding:
Basic	5,729	5,687
Diluted	5,859	5,687

(more)

IntriCon Corporation 2014 First-Quarter Results

April 21, 2014

INTRICON CORPORATION

Consolidated Condensed Balance Sheets

(In Thousands, Except Per Share Amounts)

	March 31,
	2014	December 31,
	(Unaudited)	2013
Current assets:
Cash	$576	$217
Restricted cash	697	568
Accounts receivable, less allowance for doubtful accounts of $124 at March 31, 2014 and $124 at December 31, 2013	6,529	5,433
Inventories	9,680	9,400
Other current assets	1,064	1,337
Current assets of discontinued operations	—	382
Total current assets	18,546	17,337

Machinery and equipment	34,130	33,971
Less: Accumulated depreciation	29,680	29,232
Net machinery and equipment	4,450	4,739

Goodwill	9,194	9,194
Investment in partnerships	533	569
Other assets, net	668	749
Other assets of discontinued operations	—	132
Total assets	$33,391	$32,720

Current liabilities:
Checks written in excess of cash	$457	$279
Current maturities of long-term debt	2,312	2,210
Accounts payable	5,581	5,037
Accrued salaries, wages and commissions	2,117	1,676
Deferred gain	110	110
Other accrued liabilities	1,920	1,893
Liabilities of discontinued operations	—	154
Total current liabilities	12,497	11,359

Long-term debt, less current maturities	5,207	6,271
Other postretirement benefit obligations	519	531
Accrued pension liabilities	815	839
Deferred gain	138	165
Other long-term liabilities	205	247
Total liabilities	19,381	19,412
Commitments and contingencies
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 5,738 and 5,727 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	5,738	5,727
Additional paid-in capital	16,588	16,434
Accumulated deficit	(8,005)	(8,522)
Accumulated other comprehensive loss	(311)	(331)
Total shareholders' equity	14,010	13,308
Total liabilities and shareholders’ equity	$33,391	$32,720

###